Exhibit 99.1

NEWS RELEASE

Southcross Energy             1717 Main Street, Suite 5200, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. and Southcross Holdings LP Announce New Equity Commitment and Provide Additional Insight on Forward Outlook

DALLAS, Texas, August 19, 2015 - Southcross Energy Partners, L.P. (NYSE:SXE) (“Southcross”) and Southcross Holdings LP (“Holdings”) today announced a new $175 million equity commitment and provided additional detail into distribution coverage and future drop-down plans.

Significant Sponsor Commitment

Charlesbank Capital Partners, EIG Global Energy Partners and Tailwater Capital (collectively, the “Sponsors” provided a new $175 million equity commitment to enhance liquidity and support anticipated growth initiatives for Southcross and Holdings.

Of the total, $50 million is committed to Southcross and will be funded as needed to pursue significant growth opportunities that currently exist in the Eagle Ford, including both accretive organic capital projects and strategic acquisitions. The new capital is also available for potential future covenant cures and asset drop-downs from Holdings. The capital is expected to be structured to minimize any potential dilution of existing common unit holders.

The remaining $125 million will be directed to Holdings and utilized to enhance the inventory of drop-down assets available to Southcross. Holdings owns 100% of Southcross Energy Partners GP, LLC, the general partner of Southcross, limited partner interests in Southcross and several key Eagle Ford midstream assets. The capital that is committed to Holdings is also available for direct investment in Southcross for future growth projects.

“This recent capital commitment by the Sponsors reflects our continued belief in the significant growth opportunities at Southcross and our support of the management team,” said Jon Biotti of Charlesbank Capital Partners. While the new commitment is expected to be sufficient to meet forecasted growth capital needs through 2016, the Sponsors have stated a willingness and a desire to provide incremental capital as needed to fund additional growth projects. “The Sponsors are committed to pursuing development projects and acquisitions structured in a way that is accretive to the Southcross unitholders,” stated Wallace Henderson, Managing Director of EIG Global Energy Partners. Jason Downie of Tailwater Capital added, “We will continue to work closely with the Southcross management team to drive growth through the current commodity price environment.”

Path to Sustained Distribution Coverage

Southcross expects to achieve a coverage ratio of greater than 1.0x on current outstanding common units in the fourth quarter of 2015 and throughout fiscal year 2016, assuming the current quarterly distribution of $0.40 per common unit. Southcross does not believe that growth in processed gas volumes is required to generate quarterly adjusted EBITDA sufficient to exceed 1.0x coverage, even without the benefit of potential additional drop-downs. The sustainability of coverage is supported by gross margins that are nearly 90% driven by fixed-fee and fixed spread agreements and do not have direct commodity exposure.

Further, Southcross expects to exceed 1.0x coverage including outstanding subordinated units (but excluding outstanding Class B PIK units) by the end of 2016. Southcross believes there is a clear path to grow processed gas volumes in the current commodity price environment and in turn deliver distributable cash flow growth and reduce financial leverage. This outlook is grounded on management’s ongoing discussions with current and prospective customers and is further reinforced by Southcross’ fully integrated system of assets and the competitive advantages of its end-market positioning in the Corpus Christi area.

“The strength of the Southcross Advantage and our focus on customer service and relationships drives our ability to add gas to our system from both new and existing customers,” said John Bonn, President and Chief Executive Officer of Southcross’ general partner.

Dedicated Growth Inventory

Holdings maintains a robust inventory of assets that are well-suited to be dropped down to Southcross. These include the Robstown Fractionator, the Lancaster gathering system, a 100 MMcf/d treating facility, and two strategically placed NGL pipelines. The assets are well-situated geographically in the Eagle Ford shale and are interconnected with the existing Southcross system. Several projects are currently underway to further enhance the value of these assets. Train A of the Robstown Fractionator is expected to be operational in September 2015 and will increase the facility’s capacity to 63,000 Bbls/d. Expansion of the Lancaster treating facility, which will double its capacity, is anticipated to be completed in the third quarter of 2016. Based on the treating and fractionation capacity for these assets, the estimated annual adjusted EBITDA potential is in excess of $100 million.

Southcross is targeting to complete a drop-down every four to six months, subject to market conditions and the anticipated ramp in volumes for the Holdings assets. Southcross expects that the drop-down of these assets could be completed as early as mid-2017.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include four gas processing plants, two fractionation plants and approximately 3,100 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include: the funding of the capital commitments by the Sponsors; the structure and utilization of the capital; the availability of future growth projects; the achievement of coverage ratios relative to distributions on Southcross’ units; the ability to grow processed gas volumes and delivering distributable cash flow and reducing leverage; the ability of projects at Holdings to be completed; the availability of assets for drop-down transactions, the completion of drop-down transactions, and the timing of same; and the estimated annual EBITDA relative to the potential drop-down inventory. Although Southcross believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, Southcross can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting Southcross is contained in its Annual Report on Form

10-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2015, its Quarterly Reports on Form 10-Q and in other documents and reports filed from time to time with the SEC. Any forward-looking statements in this press release are made as of the date hereof and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Use of Non-GAAP Financial Measures

We define Adjusted EBITDA as net income/loss, plus interest expense, income tax expense, depreciation and amortization expense, equity in losses of joint venture investments, certain non-cash charges (such as non-cash unit-based compensation, impairments, loss on extinguishment of debt and unrealized losses on derivative contracts), major litigation costs net of recoveries, transaction-related costs, revenue deferral adjustment, loss on sale of assets and selected charges that are unusual or non-recurring; less interest income, income tax benefit, unrealized gains on derivative contracts, equity in earnings of joint venture investments and selected gains that are unusual or non-recurring. Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

We believe that the presentation of non-GAAP financial measures provides useful information to investors in assessing our financial condition, results of operations and cash flows from operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Non-GAAP financial measures have important limitations as an analytical tool because each excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Adjusted EBITDA is used as a supplemental measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions; operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and the attractiveness of capital projects and acquisitions and the overall rates of return on investment opportunities.

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Contact:
Southcross Energy Partners, L.P.
David Lawrence, 214-979-3720
Investor Relations
investorrelations@southcrossenergy.com

Source: Southcross Energy Partners, L.P.

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